UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2026

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Elanco Circle Indianapolis, Indiana (Address of principal executive offices)	46221 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Elanco Animal Health Incorporated (the “Company”) held its annual meeting of shareholders on May 21, 2026. Voting results for each matter submitted to a vote at the 2026 annual meeting are provided below.

Proposal 1. Election of Directors. All of the nominees nominated by the Board for director were elected to serve for a one-year term ending at the 2027 annual meeting of shareholders and until their respective successors are elected and qualified, by the votes set forth in the table below.

Class I Nominees	For	Against	Abstain	Broker Non-Votes
Kapila K. Anand	375,459,071	91,840,502	655,918	15,365,167
Paul Herendeen	441,252,058	26,575,629	127,804	15,365,167

Class II Nominees	For	Against	Abstain	Broker Non-Votes
Michael Harrington	373,406,333	94,421,261	127,897	15,365,167
Lawrence Kurzius	442,964,897	24,863,542	127,052	15,365,167
Kirk McDonald	440,842,458	26,978,663	134,370	15,365,167

Proposal 2. The shareholders ratified the appointment of Ernst & Young LLP as Elanco’s independent registered public accounting firm for 2026, by the votes set forth in the table below.

For	Against	Abstain
480,470,647	2,611,450	238,561

Proposal 3. The shareholders approved, by non-binding vote, the compensation of Elanco’s named executive officers, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
383,528,222	84,173,798	253,471	15,365,167

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: May 27, 2026	By:	/s/ Shiv O’Neill
Name: Shiv O’Neill
Title: Executive Vice President, General Counsel and Corporate Secretary